

			FORM N-SAR ATTACHMENT ITEM 77 0
		"10f-3 TRANSACTIONS FOR THE PERIOD SEPTEMBER  1 THROUGH NOVEMBER 30, 1996"
			Alliance Worldwide Privatization Fund

										                                                      Shares    Total    % of Issue          Shares
		                     Date		  Shares		  % of Fund Price per Purchased by Shares  Purchased            Held
Security	           	Purchased	Purchased  Assets1  Share     Fund group		 Issued   By Group2 Broker(s) 11/30/96
Deutsche Telecom AG		 11/18/96  "480,690"   1.31%		18.984    "1,132,190"	"500,000" 0.23%   Deutsche
                                                                                           Morgan
                                                                                           Grenfell   "480,690"




















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